Exhibit 99.1

Zillow Shareholders and Trulia Stockholders

Approve Planned Acquisition

SEATTLE and SAN FRANCISCO (December 18, 2014) – Zillow, Inc. (NASDAQ:Z) and Trulia, Inc. (NYSE:TRLA) today announced that Zillow shareholders and Trulia stockholders voted resoundingly to approve the previously announced definitive agreement, dated as of July 28, 2014, pursuant to which Zillow will acquire Trulia. At special meetings held earlier today, approximately 88.75% of Zillow votes outstanding and entitled to be voted, and 79.52% of Trulia votes outstanding and entitled to be voted, were voted in favor of the agreement. Zillow shareholders and Trulia stockholders also voted to approve the authorization of nonvoting Class C capital stock in the combined company’s amended and restated articles of incorporation.

Pursuant to the agreement, Zillow will acquire Trulia in a stock-for-stock transaction, where Trulia stockholders will receive 0.444 shares of Class A Common Stock of the combined company for each share of Trulia. The transaction remains subject to the satisfaction or waiver of customary closing conditions, including the expiration of U.S. antitrust waiting periods. The companies anticipate that the transaction will be completed in the first half of 2015.

About Zillow, Inc.

Zillow, Inc. (NASDAQ:Z) operates the leading real estate and home-related information marketplaces on mobile and the Web, with a complementary portfolio of brands and products that help people find vital information about homes, and connect with the best local professionals. Zillow’s brands serve the full lifecycle of owning and living in a home: buying, selling, renting, financing, remodeling and more. In addition, Zillow offers a suite of tools and services to help local real estate, mortgage, rental and home improvement professionals manage and market their businesses. Welcoming more than 74 million unique users in November 2014, the Zillow, Inc. portfolio includes Zillow.com®, Zillow Mobile, Zillow Mortgages, Zillow Rentals, Zillow Digs®, Postlets®, Diverse Solutions®, Mortech®, HotPads™, StreetEasy® and Retsly™. The company is headquartered in Seattle.

Zillow.com, Zillow, Postlets, Mortech, Diverse Solutions, StreetEasy and Digs are registered trademarks of Zillow, Inc. HotPads and Retsly are trademarks of Zillow, Inc.

About Trulia, Inc.

Trulia (NYSE: TRLA) gives home buyers, sellers, renters and real estate professionals all the tools and valuable information they need to be successful in the home search process. Through its innovative mobile and web products, Trulia provides engaged home buyers and sellers essential information about the house, the neighborhood and the process while connecting them with the right agents. For agents, Trulia, together with its MarketLeader subsidiary, provides an end-to-end technology platform that enables them to find and serve clients, create lasting relationships and build their business. Founded in 2005, Trulia is headquartered in San Francisco with offices in New York, Denver and Seattle. Trulia and the Trulia marker logo are registered trademarks of Trulia, Inc.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding Zillow’s proposed acquisition of Trulia (the “Proposed Transaction”). Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. Factors that may contribute to such differences include, but are not limited to, the possibility that the transaction will not close, including, but not limited to, due to the failure to obtain governmental approval. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption “Risk Factors” in Zillow’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, Trulia’s Annual Report on Form 10-K for the year ended December 31, 2013, as amended on May 23, 2014, and Trulia’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, under the caption “Risk Factors” in the Registration/Joint Proxy Statement (as defined below), and in Zillow’s and Trulia’s other filings with the Securities and Exchange Commission (“SEC”). Except as may be required by law, neither Zillow nor Trulia intend, nor undertake any duty, to update this information to reflect future events or circumstances.

Additional Information and Where to Find It

In connection with the Proposed Transaction, a new holding company, Zebra Holdco, Inc. (“Holdco”), has filed a Registration Statement on Form S-4 with the SEC (the “Registration/Joint Proxy Statement”), which includes a registration statement and final prospectus with respect to Holdco’s shares to be issued in the Proposed Transaction and a final joint proxy statement of Zillow and Trulia with respect to the Proposed Transaction. The Registration/Joint Proxy Statement was declared effective by the SEC on November 17, 2014. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION/JOINT PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders can obtain free copies of the Registration /Joint Proxy Statement at the SEC’s website at www.sec.gov. Copies of the Registration/Joint Proxy Statement, and the filings that are incorporated by reference therein, may also be obtained, without charge, by contacting Zillow Investor Relations at (206) 470-7137 or by going to Zillow’s website, www.zillow.com, under the heading “Investors”. These documents may also be obtained, without charge, by contacting Trulia Investor Relations at (415) 400-7238 or going to Trulia’s website, www.trulia.com, under the tab “Investor Relations”.

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ZILLOW CONTACTS:

Katie Curnutte

Media relations

206-757-2785

press@zillow.com

Raymond Jones

Investor relations

206-470-7137

ir@zillow.com

TRULIA CONTACTS:

Matt Flegal

Media relations

415-400-7307

pr@trulia.com

Ian Lee

Investor relations

415-400-7238

ir@trulia.com

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